Exhibit 10.47

RESTRICTED STOCK AGREEMENT

Award Details:

Participant:	Park Brady
Number of Shares of Restricted Stock:	36,023
Date of Grant:	March 2, 2012
Fair Market Value (at close of business on Date of Grant):	$15.99

Agreement:

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of the Date of Grant between the Participant and The St. Joe Company, a Florida corporation (the “Company”), pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant, and the Participant desires to receive, an Award of Restricted Stock pursuant and subject to the terms and conditions of the Plan and this Agreement (the “Award”).

NOW, THEREFORE, the Participant and the Company hereby agree as follows:

1. The Plan, Award Details and Defined Terms. The provisions of the Plan and the Award Details listed above are incorporated into this Agreement by reference. Capitalized terms used but not defined in this Agreement or the Award Details set forth above shall have the meanings ascribed to them in the Plan.

2. Grant of Restricted Stock. As of the Date of Grant, the Company hereby grants to the Participant the number of shares of Restricted Stock set forth in the Award Details above (the “Restricted Stock”), subject to the terms and conditions of the Plan and this Agreement.

3. Vesting of Restricted Stock. The Restricted Stock shall vest as follows: 100% shall vest immediately.

4. Restrictions on Transfer of Restricted Stock. None of the Restricted Stock shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant, other than upon the Participant’s death to a beneficiary in accordance with the Plan or by will or the laws of descent and distribution. Participant agrees not to sell, transfer, pledge, assign or otherwise alienate or hypothecate any shares of Common Stock acquired upon the vesting of the Restricted Stock if applicable laws or Company policies prohibit any such action.

5. Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall deliver any shares of Common Stock acquired in connection with the vesting of the Restricted Stock to or for the benefit of the Participant either (a) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, or (b) by depositing such shares of Common Stock for the benefit of the Participant with a broker designated by the Company. The Company shall not be required to issue stock certificates for any shares of Common Stock acquired in connection with the vesting of the Restricted Stock.

6. Rights of a Shareholder. The Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and receive dividends and other distributions with respect thereto.

7. Administration by the Committee. The Plan, this Agreement and the Restricted Stock shall be subject to such administrative procedures and rules as the Committee shall adopt. Decisions of the Committee on all matters relating to the Plan, this Agreement and the Restricted Stock shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties.

8. Compliance with Law and Regulations. The Plan, this Agreement and the Restricted Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall have no liability to deliver any shares in connection with the Award unless such delivery would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity and under any blue sky or other securities laws. As a condition precedent to the issuance of shares of Common Stock in connection with an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

9. Company Policies. Participant agrees that he or she has read and will comply with the Company’s Insider Trading Policy as described in its Code of Conduct. A copy of the Code of Conduct is available by contacting the Company’s Human Resources Department or by accessing the Human Resources section of the Company’s intranet.

10. Adjustments. If any change in corporate capitalization (such as a stock split, reverse stock split, stock dividend, combination or reclassification of shares, or any other similar transaction; or a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Award.

11. Tax Matters.

(a) Participant shall be liable for any and all taxes, including withholding taxes, arising out of this Award or the vesting of Restricted Stock hereunder. The Company shall have the right to deduct from any and all payments made in connection with the Award, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Common Stock issuable to the Participant upon the vesting of the Restricted Stock until the Company’s tax withholding obligations have been satisfied by the Participant.

(b) The Company shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to the Participant upon the vesting of the Restricted Stock, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the minimum amount of tax required to be withheld with respect to the transaction.

(c) Participant acknowledges that, at his or her option, Participant (i) shall be entitled to make an election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in gross income in the taxable year in which the Restricted Stock is granted, the Fair Market Value of such shares on the Date of Grant, notwithstanding that such shares may be subject to a substantial risk of forfeiture within the meaning of the Code, or (ii) may elect to include in gross income the Fair Market Value of the Restricted Stock as of the date on which such restriction lapses. The Participant agrees to give the Company’s Human Resources Department prompt written notice of any election made by such Participant under Code Section 83(b).

12. No Implied Rights. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment relationship at any time.

13. Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law provisions.

14. Participant’s Access to the Plan. Participant may obtain a copy of the Plan by contacting the Company’s Human Resources Department or by accessing the Human Resources section of the Company’s intranet.

15. Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement between Participant and the Company regarding this Award. Participant acknowledges that any other agreement, statement, understanding or promise with respect to the Award, whether oral or in writing, not contained in this Agreement or the Plan shall not be valid or binding. Any modification of or amendment to this Agreement shall be effective only if it is in writing and signed by both parties, except as otherwise provided in Article 13 of the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Participant have caused this Agreement to be duly executed on the dates set forth below.

PARTICIPANT

Date 3/2/12	/s/ Park Brady
Park Brady

THE ST. JOE COMPANY

Date 3/2/12	By:	/s/ Rhea Goff
Rhea Goff
Vice President – Human Resources

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